COMPANIES ACT OF BARBADOS
(Section 33 and 203)

ARTICLES OF AMENDMENT

1. Name of Company: **NAMOYA (BARBADOS) LIMITED**

2. Company Number: 34116

3. The articles of the above named company are amended as follows:

3. The classes and maximum number of shares the Company is authorised to issue:

Pursuant to section 197(1)(c) of the Companies Act Cap. 308 of the laws of Barbados (the "Act"), the Articles of Incorporation and Amendment of the Company are hereby further amended to change the maximum number of preferred shares which the Company is authorised to issue from 20,000 to 25,000 such that the Company shall be authorised to issue, in addition to the common shares:-

- **25,000 non-voting, redeemable preferred shares without nominal or par value designated as Preferred Shares (the "*Preferred Shares*").**

The annexed Certified Copy of the resolutions in writing of the Common and Preferred Shareholders of Namoya (Barbados) Limited are incorporated in this form.

Date:		Signature:		Title:	
	22 MAY 2015		S. L. Greav STEPHEN L. GREAVES		Director

For Ministry use only

Company Number: 34116

Filed: 2015-05-26

REGISTERED CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY OFFICE

CERTIFIED COPY OF
SPECIAL RESOLUTION IN WRITING OF THE
COMMON SHAREHOLDERS OF
NAMOYA (BARBADOS) LIMITED
Company No. 34116
(the "Company")

"AMENDMENT OF ARTICLES OF INCORPORATION

WHEREAS the Company is currently authorised to issue a maximum of 20,000 non-voting, redeemable preferred shares without nominal or par value designated as preferred shares (the "Preferred Shares").

AND WHEREAS the Company proposes to further amend its Articles of Incorporation to increase the maximum number of Preferred Shares authorised, to 25,000, pursuant to Section 197(1)(c) of the Companies Act Cap 308 of the laws of Barbados.

BE IT RESOLVED THAT:

1. The Articles of Incorporation of the Company be amended in accordance with the Articles of Amendment substantially in the form attached hereto as Appendix "A" or in such form or with such changes as may be required by the Registrar of Companies.

2. Any one of the directors of the Company be authorised on behalf of the Company to sign and deliver the Articles of Amendment to the Corporate Affairs and Intellectual Property Office.

I, Stephen L. Greaves, Director of Namoya (Barbados) Limited, HEREBY CERTIFY that the foregoing is a true copy of the written resolutions of the common shareholders dated the 18th day of May, 2015 and that the resolutions set forth above were duly passed in accordance with the Articles and By-Laws of the Company and that such resolutions are still in full force and effect, unamended.

Dated the 22 day of May, 2015.

S.L. Greaves

Stephen L. Greaves
Director

REGISTERED CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY OFFICE

CERTIFIED COPY OF
SPECIAL RESOLUTION IN WRITING OF THE
PREFERRED SHAREHOLDERS OF
NAMOYA (BARBADOS) LIMITED
Company No. 34116
(the "Company")

"AMENDMENT OF ARTICLES OF INCORPORATION

WHEREAS the Company is currently authorised to issue a maximum of 20,000 non-voting, redeemable preferred shares without nominal or par value designated as preferred shares (the "Preferred Shares").

AND WHEREAS the Company proposes to further amend its Articles of Incorporation to increase the maximum number of Preferred Shares authorised, to 25,000, pursuant to Section 197(1)(c) of the Companies Act Cap 308 of the laws of Barbados.

BE IT RESOLVED THAT:

1. The Articles of Incorporation of the Company be amended in accordance with the Articles of Amendment substantially in the form attached hereto as Appendix "A" or in such form or with such changes as may be required by the Registrar of Companies.

2. Any one of the directors of the Company be authorised on behalf of the Company to sign and deliver the Articles of Amendment to the Corporate Affairs and Intellectual Property Office.

I, Stephen L. Greaves, Director of Namoya (Barbados) Limited, HEREBY CERTIFY that the foregoing is a true copy of the written resolutions of the preferred shareholders dated the 18th day of May, 2015 and that the resolutions set forth above were duly passed in accordance with the Articles and By-Laws of the Company and that such resolutions are still in full force and effect, unamended.

Dated the 22 day of May, 2015.

S.L. Greaves

Stephen L. Greaves
Director

REGISTERED CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY OFFICE